EXHIBIT 11


                        Statement Re Computation of Per Share Earnings

                                                 Three Months Ended              Six Months Ended
                                                      June 30                         June 30
                                                 1996          1995            1996            1995
                                              ---------     ---------     -----------     -----------
Primary:
    Average shares outstanding:                 441,072       439,545         441,072         439,310
       Net effect of the assumed
       exercise of stock options -
       based on the treasury stock
       method using average stock price           2,092         2,176           2,047           2,254
                                              ---------     ---------     -----------     -----------
           Total                                443,164       441,721         443,119         441,564
                                              =========     =========     ===========     ===========
Net income                                    $ 547,257     $ 516,569     $ 1,052,510     $ 1,042,158
                                              =========     =========     ===========     ===========
Net income per share                          $    1.23     $    1.17     $      2.38     $      2.36
                                              =========     =========     ===========     ===========

Fully Diluted:
    Average shares outstanding:                 441,072       439,545         441,072         439,310
       Net effect of the assumed exercise of
       stock options - based on the treasury
       stock method using average market
       price or period end market price,
       whichever is higher                        2,195         2,176           2,100           2,254
                                             ----------     ---------     -----------     -----------
           Total                                443,267       441,721         443,172         441,564
                                             ==========     =========     ===========     ===========
Net income                                   $  547,257     $ 516,569     $ 1,052,510     $ 1,042,158
                                             ==========     =========     ===========     ===========
Net income per share                         $     1.23     $    1.17     $      2.37     $      2.36
                                             ==========     =========     ===========     ===========





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